Exhibit F, Schedule 6(b)

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                                             Powergen Group Officers and Directors


             Name                                Principal Business Address                          Position
-------------------------------       ------------------------------------------------   ------------------------------
                                              E. ON UK Public Limited Company
                                              (re-named E.ON UK Ltd, 01/29/03)
Mr Stefan Hloch                                     53 New Broad Street                                  D
Mr Christoper John Salame                             London, England                                   D,S
Mr Hans Gisbert Ulmke                                     EC2M 1SL                                       D
Mr Graham John Wood                                                                                      D


                                                    Ergon US Investments
Mr. David Owen Beynon                               53 New Broad Street                                  D
Mr. Graham John Wood                              London, England EC2M 1SL                               D
Mr. Michael Soehlke                                                                                      D
Mr. Christopher John Salame                                                                              S


                                                        POWERGEN PLC
Prof. Rainer Frank Elsaesser                 (renamed Powergen Ltd, 01/09/2003)                          D
  (resigned 07/17/2003)                             53 New Broad Street
Dr Hans Michael Gaul                                  London, England                                    D
  (resigned 07/17/2003)                                   EC2M 1SL
Dr Paul Golby                                                                                       D/COO (UK)
Dr Hans-Dieter Harig                                                                                     D
  (resigned 07/17/2003)
Mr Ulrich Hartmann                                                                                      CB
  (resigned 04/30/2003)
Mr. Thomas Andrew Oates                                                                                  D
  (resigned 07/17/2003)
Mr Michael Soehlke                                                                                      CFO
Mr. Victor A. Staffieri                                                                             D / COO(US)
Mr. Edmund Arthur Wallis                                                                                CEO
  (resigned 07/17/2003)
Mr. Peter Michael Wilson                                                                                 D
  (resigned 07/17/2003)
Mr. Christopher John Salame                                                                              S
Dr. Wulf Bernotat                                                                                        D
  (appointed 05/01/2003)


                                                  POWERGEN US FUNDING LLC
Mr. S. Bradford Rives                        c/o The Corporation Trust Company                   Authorized Person
Mr. Rodney Barber                                    1209 Orange Street                          Authorized Person
Mr. Graham Wood                                          Wilmington                              Authorized Person
Mr. Michael Sohlke                           New Castle County, Delaware 19801                   Authorized Person


                                                POWERGEN US HOLDINGS LIMITED
Mr. David Owen Beynon                               53 New Broad Street                                  D
Mr. Michael Soehlke                                   London, England                                    D
Mr. Graham John Wood                                      EC2M 1SL                                       D
Mr  Christopher John Salame                                                                              S

             Name                                Principal Business Address                          Position
-------------------------------       ------------------------------------------------   ------------------------------
                                                  POWERGEN US INVESTMENTS
Mr. David Owen Beynon                               53 New Broad Street                                  D
Mr. Michael Soehlke                                   London, England                                    D
Mr. Graham John Wood                                      EC2M 1SL                                       D
Powergen Secretaries Limited                                                                             S


                                               POWERGEN US SECURITIES LIMITED
Mr. David Owen Beynon                               53 New Broad Street                                  D
Ms. Susan Kitchin                                 London, England EC2M 1SL                             D, S
  (resigned 07/05/2002)
Mr. Graham John Wood                                                                                     D
  (appointed 07/05/2002)
Powergen Secretaries Limited                                                                             S
  (appointed 07/05/2002)


                                                  POWERGEN LUXEMBOURG SARL
Mr. David Owen Beynon                                   99 Grand-rue                                     D
Mr. Jack Groesbeek                                   Luxembourg L-1661                                   D
Mr. Eric Peter Isaac                                                                                     D
Mr. Ronald L. Miller                                                                                     D
  (resigned 12/16/2003)
Mr Stefan Hloch                                                                                          D
  (appointed 12/16/2003)


                                             POWERGEN LUXEMBOURG HOLDINGS SARL
Mr. David Owen Beynon                                   99 Grand-rue                                     D
Mr. Jack Groesbeek                                   Luxembourg L-1661                                   D
Mr. Eric Peter Isaac                                                                                     D
Mr. Ronald L. Miller                                                                                     D
  (resigned 12/16/2003)
Mr S Bradford Reeves                                                                                     D
  (resigned - date unknown)
Mr Stefan Hloch                                                                                          D
  (appointed 12/16/2003)


                                               POWERGEN US INVESTMENTS CORP.
                                      (re-named E.ON US Investments Corp, May 3, 2003)
Mr John  R McCall                                   220 West Main Street                             D, CEO, P
Mr. Ronald L Miller                              Louisville, Kentucky 40202                            D, AS
Mr. S. Bradford Rives                                                                                    D
Mr. Daniel K. Arbough                                                                                    T



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